UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2008

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Class A Common Stock and Convertible Senior Notes

On September 15, 2008, Tyson Foods, Inc. (the “Company”) completed a registered underwritten public offering of $450 million aggregate principal amount of its 3.25% convertible senior notes due 2013 (the “Notes”) pursuant to an Underwriting Agreement (the “Notes Underwriting Agreement”), dated September 9, 2008, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein. The underwriters may also purchase up to $67.5 million aggregate principal amount of Notes at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. In addition, on September 15, 2008, the Company also completed a registered underwritten public offering of 20,000,000 shares of its Class A common stock (the “Shares”) at a public offering price of $12.75 per share pursuant to an Underwriting Agreement (the “Shares Underwriting Agreement”), dated September 9, 2008, between the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein. The underwriters may also purchase up to 3,000,000 Shares at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

The sale of the Shares and Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-132434), including prospectus supplements each dated September 9, 2008 (each a “Prospectus Supplement”) to the prospectus contained therein dated September 4, 2008, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Company issued the Notes under an indenture dated as of June 1, 1995 (the “Base Indenture”), as supplemented by a supplemental indenture dated as of September 15, 2008 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as trustee (the “Trustee”). The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference. Terms of the Indenture and the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement relating to the Notes entitled “Description of notes”, which is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2009. The Notes will mature on October 15, 2013, unless earlier repurchased by the Company or converted.

The Notes are convertible in certain circumstances and during certain periods (as described in the Supplemental Indenture) at an initial conversion rate of 59.1935 shares of Class A common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $16.89 per share), subject to adjustment in certain circumstances as set forth in the Supplemental Indenture. The initial conversion price represents a conversion premium of 32.5% over the public offering price in the Class A common stock offering of $12.75 per share. The Notes are convertible under certain circumstances and during certain periods into (i) cash, up to the aggregate principal amount of the Notes subject to conversion and (ii) the Company’s Class A common stock in respect of the remainder (if any) of the Company’s conversion obligation.

Upon a fundamental change (as described in Section 3.01 of the Supplemental Indenture), holders may require the Company to repurchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the securities together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

In connection with the issuance and sale by the Company of the Shares and the Notes as described in response to Item 1.01 of this Current Report, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s Registration Statement (Registration No. 333-132434) relating to the Notes offering and the Shares offering: (i) the Notes Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Shares Underwriting Agreement (Exhibit 1.2 to this Current Report), (iii) the Supplemental Indenture (Exhibit 4.2 to this Current Report) and (iv) the updated legal opinion of Sidley Austin LLP (Exhibit 5.1 to this Current Report).

Convertible Note Hedge and Warrant Transactions

On September 9, 2008, the Company entered into convertible note hedge transactions (the “Note Hedge Transactions”) and warrant transactions (the “Warrant Transactions”) with affiliates of the representatives of the underwriters of the Notes. The Note Hedge Transactions are expected to reduce the potential dilution upon future conversion of the Notes by providing the Company with the option, subject to certain exceptions, to acquire shares of Class A common stock upon settlement of conversion of the Notes. However, the Warrant Transactions will result in dilution to the extent that the market value of the Class A common stock, as measured during the measurement period at maturity under the terms of the warrants, exceeds the exercise price of the warrants, which is initially $22.31 per share, subject to customary adjustments. The Company paid a premium of approximately $92.0 million for the Note Hedge Transactions and received a premium of approximately $43.6 million for the Warrant Transactions, for a net cost of approximately $48.4 million.

Pursuant to the Note Hedge Transactions, if the Company notifies the counterparties of any conversion of the Notes, the counterparties are required to deliver to the Company, in most circumstances, the number of shares of Class A common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion.

The warrants issued pursuant to the Warrant Transaction cover an aggregate of 26,637,075 shares of Class A common stock and have an initial exercise price of $22.31 per share, subject to customary adjustments. The warrants expire over a period of sixty trading days beginning on January 15, 2014 and are European-style warrants (exercisable only upon expiration). For each warrant that is exercised, the Company will deliver to the counterparties a number of shares of Class A common stock equal to the amount by which the settlement price exceeds the exercise price, divided by the settlement price, plus cash in lieu of fractional shares.

The counterparties to the Note Hedge Transactions and the Warrant Transactions have advised Tyson that they or their respective affiliates entered into various derivative transactions with respect to Tyson’s Class A common stock shortly after the pricing of the Notes. In addition, the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Tyson’s Class A common stock or by selling or purchasing Tyson’s Class A common stock in secondary market transactions following the pricing of the Notes and are likely to do so during any observation period related to the conversion of the Notes. These transactions could adversely affect the market price of Tyson’s Class A common stock and of the Notes, could have the effect of increasing or preventing a decline in the price of Tyson’s Class A common stock and could, under certain circumstances, affect noteholders’ ability to convert the Notes.

The warrants issued pursuant to the Warrant Transactions were exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.

The summary of each of the Note Hedge Transactions and each of the Warrant Transactions is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information required by Item 3.02 relating to the Hedge and Warrant Transactions is contained in Item 1.01 under the section “Convertible Note Hedge and Warrant Transactions” and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Notes Underwriting Agreement, dated September 9, 2008, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

1.2	Shares Underwriting Agreement, dated September 9, 2008, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in trust to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 filed December 17, 1997 (Commission File No. 333-42525))

4.2	Supplemental Indenture dated as of September 15, 2008, between the Company and The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (including the form of Notes)

5.1	Opinion of Sidley Austin LLP

10.1	Convertible note hedge transaction confirmation, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.2	Warrant transaction confirmation, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.3	Letter Agreement, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.4	Convertible note hedge transaction confirmation, dated as of September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

10.5	Warrant transaction confirmation, dated as of September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

10.6	Letter Agreement, dated as September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

23.1	Consent of Sidley Austin LLP (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 15, 2008	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

1.1	Notes Underwriting Agreement, dated September 9, 2008, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

1.2	Shares Underwriting Agreement, dated September 9, 2008, among the Company and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named therein

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in trust to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 filed December 17, 1997 (Commission File No. 333-42525))

4.2	Supplemental Indenture dated as of September 15, 2008, between the Company and The Bank of New York Mellon Trust Company, National Association (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)), as Trustee (including form of Notes)

5.1	Opinion of Sidley Austin LLP

10.1	Convertible note hedge transaction confirmation, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.2	Warrant transaction confirmation, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.3	Letter Agreement, dated as of September 9, 2008, by and between JPMorgan Chase Bank, National Association and the Company

10.4	Convertible note hedge transaction confirmation, dated as of September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

10.5	Warrant transaction confirmation, dated as of September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

10.6	Letter Agreement, dated as September 9, 2008, by and between Merrill Lynch Financial Markets, Inc. and the Company

23.1	Consent of Sidley Austin LLP (included in Exhibit 5)